Resideo Announces Launch of Debt Refinancing Process
and Preliminary Fourth Quarter 2020 Financial Results

AUSTIN, Texas, Jan. 27, 2021 – Resideo Technologies, Inc. (NYSE: REZI), a leading global provider of home comfort and security solutions, today announced the company has launched a process to refinance its senior secured credit facilities. The strategic refinancing is intended to improve financial flexibility, including by extending the company’s debt maturities. In connection with the announcement of the launch of the debt refinancing process, Resideo is releasing preliminary fourth quarter 2020 financial results.

Debt Refinancing

Resideo has launched a process to refinance its outstanding senior secured term loan A and term loan B with the net proceeds of a new 7-year term loan B. The company also expects to enter into a new 5-year, $500 million revolving credit facility. In addition, the company intends to redeem up to $140 million of its outstanding senior unsecured notes pursuant to the terms of the underlying indenture. The objectives of the refinancing are to increase the company’s financial flexibility and extend its weighted average debt maturity. Resideo's net debt position at December 31, 2020 was approximately $645 million.

"The strategic refinancing is another proactive step to ensure our capital structure is well positioned to take advantage of the opportunities for growth and investment we see across our businesses," commented Chief Financial Officer Tony Trunzo. "Coupled with our improved financial performance, strong fourth quarter cash generation and recently executed equity offering, these debt refinancing actions will allow us to begin 2021 with a stronger balance sheet and meaningfully increased financial flexibility."

Terms of the potential refinancing will be disclosed upon the completion of the transaction. The proposed refinancing is subject to market and other conditions and the approval of our Board of Directors, and there can be no assurance that it will be completed on favorable terms or at all.

Preliminary Fourth Quarter 2020 Results

In connection with its launch of the refinancing process, Resideo is releasing preliminary fourth quarter 2020 financial results that are above the high end of the previous outlook range. The company intends to release full results for the fourth quarter and full year 2020 on Feb. 25, 2021 before the market open. Based on currently available information, the company estimates the following results for the quarter ended December 31, 2020:

-	Net revenue of approximately $1.50 billion, up approximately 15% from the fourth quarter 2019
-	Operating profit of approximately $152 million
-	Adjusted EBITDA of approximately $212 million

"We experienced solid demand trends in the fourth quarter across both our Products & Solutions and ADI Global Distribution segments," commented Jay Geldmacher, Resideo's President and CEO. "Our performance in the quarter exceeded our previous expectations and reflects resilient market conditions and highlights the ongoing progress in our transformation efforts. We look forward to sharing more details when we report our full results in late February."

The estimated financial results described above are preliminary, unaudited and represent the most recent current information available to Resideo management.  Resideo’s actual results may differ from these estimated financial results, including due to the completion of its financial closing procedures, final adjustments and other developments that may arise between the date of this press release and the time that financial results for the fourth quarter of 2020 are finalized, and such differences may be material.

About Resideo

Resideo is a leading global manufacturer and distributor of technology-driven products and solutions that provide comfort, security, energy efficiency and control to customers worldwide. Building on a 130-year heritage, Resideo has a presence in more than 150 million homes, with 15 million systems installed in homes each year. We continue to serve more than 110,000 professionals through leading distributors, including our ADI Global Distribution business, which exports to more than 100 countries from more than 200 stocking locations around the world. For more information about Resideo, please visit www.resideo.com.

Contacts:
Investors:	Media:
Jason Willey	Oliver Clark
investorrelations@resideo.com	oliver.clark@resideo.com

Forward-Looking Statements

This release contains “forward-looking statements.” All statements, other than statements of fact, that address activities, events or developments that we or our management intend, expect, project, believe or anticipate will or may occur in the future are forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risks, uncertainties, and other factors, which may cause the actual results or performance of the Company to be materially different from any future results or performance expressed or implied by such forward-looking statements. Such risks and uncertainties include, but are not limited to, (1) our ability to complete the refinancing of our senior secured credit facilities, enter into a new revolving credit facility, and redeem a portion of our unsecured notes, and whether the terms and conditions of any such transaction will be favorable to Resideo, (2) our actual results for the fourth quarter ended December 31, 2020 differing from the estimated financial results included in this press release, including due to the completion of our financial closing procedures, final adjustments and other developments that may arise between the date of this press release and the time that financial results for the fourth quarter of 2020 are finalized, and (3) the other risks described under the headings “Risk Factors” and “Cautionary Statement Concerning Forward-Looking Statements” in our Annual Report on Form 10-K for the year ended December 31, 2019, our Quarterly Report on Form 10-Q for the quarter ended September 26, 2020 and other periodic filings we make from time to time with the Securities and Exchange Commission (SEC). You are cautioned not to place undue reliance on these forward-looking statements. Forward-looking statements are not guarantees of future performance, and actual results, developments and business decisions may differ from those envisaged by our forward-looking statements. Except as required by law, we undertake no obligation to update such statements to reflect events or circumstances arising after the date of this press release, and we caution investors not to place undue reliance on any such forward-looking statements.

Non-GAAP Financial Measures

This press release includes an estimate of Adjusted EBITDA which is not compliant with generally accepted accounting principles in the United States (GAAP). Adjusted EBITDA is adjusted for certain items as reflected in the Company’s prior earnings releases and may not be directly comparable to similar measures used by other companies in our industry, as other companies may define such measures differently. Management believes that, when considered together with reported amounts, this measure is useful to investors and management in understanding our ongoing operations and in analysis of ongoing operating trends and provides useful additional information relating to our operations and financial condition. This metric should be considered in addition to, and not as a replacement for, the most comparable GAAP measure. We believe Adjusted EBITDA is a relevant indicator of operating performance. It should be read in connection with our financial statements presented in accordance with GAAP.

A reconciliation of Adjusted EBITDA to the corresponding GAAP measure (GAAP net income) is not available on a forward-looking basis without unreasonable efforts because Resideo is currently working through the accounting close process for the quarter ended December 31, 2020 and an estimate of GAAP net income is not yet available. The company expects to provide GAAP net income for the quarter ended December 31, 2020, and the corresponding reconciliation to Adjusted EBITDA, with its full results announcement, expected on February 25, 2021.

Adjusted EBITDA (Non-GAAP) was previously presented as Adjusted EBITDA excluding Honeywell reimbursement agreement payments (Non-GAAP). The change in presentation was made beginning with our first quarter 2020 results to more accurately reflect the underlying performance indicators of the business in Adjusted EBITDA. The Honeywell reimbursement agreement cash payments are a liquidity measure and will be included within the cash flow and liquidity discussions. Management believes that this presentation more clearly presents underlying operations as the amounts related to the Honeywell reimbursement agreement are recorded in net income are based on when such amounts become probable and reasonably estimable.

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